                                                                  Exhibit (23.2)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated November 22, 1996, on the consolidated financial statements of AmeriGas Propane, Inc. and subsidiaries for the fiscal year ended September 30, 1996, included in UGI Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, into UGI Corporation's previously filed S-8 Registration Statement No. 33-47319; Form S-3 Registration Statement No. 33-78776; and Form S-8 Registration Statement Nos. 33-61722, 333-22305 and 333-37093.




Arthur Andersen LLP
Chicago, Illinois
December 22, 1998